EXHIBIT 99.1
Blackboard Inc. First Quarter Revenue Increases 24
Percent to $68.5 Million
First Quarter 2008 Revenue and Earnings Exceed Guidance
NTI and WebCT Cross-Selling Begins
Washington, DC – May 7, 2008 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the first quarter ended March 31, 2008 and updated guidance for the second quarter and the full year of 2008.
Total revenue for the quarter ended March 31, 2008 was $68.5 million, an increase of 24 percent over the first quarter of 2007. Product revenues for the quarter were $63.1 million, an increase of 26 percent over the first quarter of 2007, while professional services revenues for the quarter were $5.4 million, an increase of 1% over the first quarter of 2007.
Net loss was $3.3 million, resulting in a net loss per basic and diluted share of ($0.11) for the first quarter of 2008 compared to net income of $1.9 million and net income per basic and diluted share of $0.07 for the first quarter of 2007. Non-GAAP adjusted net income for the first quarter of 2008, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $2.0 million, resulting in non-GAAP adjusted net income per diluted share of $0.06 compared to non-GAAP adjusted net income of $5.2 million and non-GAAP adjusted net income per diluted share of $0.18 for the first quarter of 2007.
“We had strong financial results to begin 2008 with our revenue and earnings significantly beating our original guidance,” said Michael Chasen, chief executive officer and president for Blackboard. “Our revenue over-performance was driven by continued strong growth in our licensing and managed hosting sales and due to better than expected results from our acquisition of The NTI Group.”
Highlights from the First Quarter of 2008
“Our sales team maintained their focus during the first quarter of the NTI acquisition integration and sales training,” added Chasen. “We had a meaningful increase in the average deal size closed in the quarter and I was proud of the cross-selling activity that took place with former WebCT clients as well as our ability to sell our new Blackboard Connect TM offering into the U.S. higher education market.”
•	A few of Blackboard’s new and expanded client relationships in the quarter included:

o	U.S. Higher Education: Charleston Southern University, Clemson University, Delgado Community College, Edison College, Georgia Institute of Technology, Hillsborough Community College, Louisiana Tech University, Metropolitan Community College, Monroe County Community College, New York University, Owens Community College, Princeton Theological Seminary, Purdue University, Saint Peters College, University of Miami, University System of Georgia, Virginia Community College System, Wake Tech Community College and others.

o	International: Aston University, Caribbean University, Dublin City University, Japan Women’s University, Kanagawa Prefectual Board of Education, Kanto Gakuin University, Kuanas University of Technology, Osaka University, Ritsumeikan University, Takushoku University, Universidad Espiritu Santo, Universidad Ibero Americana, University of Sydney, University of Sharja, University of Staffordshire, University of Wollongong and others.

o	K-12: Atlanta Public Schools (GA), Commonwealth Governor’s School (VA), Connecticut Distance Learning (CT), Fairfax County Public Schools (VA), Lubbock Independent School District (TX), Pasadena Independent School District (CA), Richard Milburn High School (VA), Rochester Public Schools (NY) and others.
•	Capella University (NASDAQ: CPLA), George Mason University, McMaster University, and Villanova University were among the first former-WebCT clients to purchase the Blackboard Community System™ and/or the Blackboard Content System™.

•	Blackboard completed the acquisition of The NTI Group, Inc., a leading provider of mass messaging and notifications solutions for educational and government organizations via voice, email, SMS, and other text-receiving devices and brought to market the new Blackboard Connect offering.

•	In the quarter, there were nearly 150 new Blackboard Connect deals closed and more than twenty Blackboard Connect deals were closed with existing Blackboard U.S. higher education clients.

•	Blackboard Learning System TM 8 for former WebCT clients was released addressing the remaining outstanding product issues and bringing to market the most stable and scalable eLearning platform to date.

•	Blackboard announced the opening of a new datacenter in Mascot, New South Wales, Australia.

•	Blackboard launched Blackboard Educator Central ™, a comprehensive and fully-hosted professional development solution designed to help districts to affordably manage, deliver and evaluate professional development and build powerful educator communities of practice.
Outlook for the Second Quarter and Full Year of 2008
“Our team is focused on solid execution across our entire business including the continued successful integration of NTI,” commented Michael Chasen. “We expect that the global education industry will remain strong and that Blackboard is well positioned for another great year.”
Blackboard is providing the following financial guidance for the second quarter and full year 2008. Investors should note that the Company is also adjusting net interest expense to reflect the impact of lower interest rates on our cash and investments. The Company expects that net interest expense will be approximately $2.7 million higher than our original 2008 guidance.
Second Quarter of 2008:
•	Revenue of $74.8 to $76.8 million;

•	Amortization of acquired intangibles of approximately $9.9 million;

•	Net loss of ($2.9) to ($2.1) million, resulting in net loss per basic share of ($0.09) to ($0.06), which is based on an estimated 31.1 million basic shares and an estimated effective tax rate of 35 percent; and

•	Non-GAAP adjusted net income, excluding the amortization of acquired intangibles and the associated tax impact, of $3.2 to $4.0 million, resulting in non-GAAP adjusted net income per diluted share of $0.10 to $0.13 based on an estimated 31.9 million diluted shares and an estimated effective tax rate of 39 percent.
Full Year 2008:
•	Revenue of $310.5 to $316.5 million;

•	Amortization of acquired intangibles of approximately $38.3 million, which is $700,000 higher than our initial 2008 guidance as a result of our final valuation of NTI’s intangibles;

•	Net interest expense of approximately $5.3 million;

•	Net loss of $(3.9) to $(1.5) million, resulting in net loss per basic share of ($0.13) to ($0.05), which is based on an estimated 31.5 million basic shares and an estimated effective tax rate of 35 percent; and

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $19.5 to $21.9 million, resulting in non-GAAP adjusted net income per diluted share of $0.61 to $0.69 based on an estimated 31.9 million diluted shares and an estimated effective tax rate of 39 percent.
Conference Call
Blackboard will broadcast its first quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.

A replay of the call will be available via telephone from approximately 6:00 p.m. Eastern (3:00 p.m. Pacific) on May 7, 2008 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on May 14, 2008. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 79560013.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)	(unaudited)
Revenues:
Product	$49,981	$63,109
Professional services	5,299	5,366

Total revenues	55,280	68,475
Operating expenses:
Cost of product revenues, excludes $2,825 and $4,078 in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below, respectively (1)	11,697	15,970
Cost of professional services revenues (1)	3,764	4,948
Research and development (1)	6,953	9,733
Sales and marketing (1)	14,546	20,859
General and administrative (1)	9,317	12,753
Amortization of intangibles resulting from acquisitions	5,399	8,679

Total operating expenses	51,676	72,942

Income (loss) from operations	3,604	(4,467)
Other (expense) income:
Interest expense	(758)	(1,830)
Interest income	405	890
Other income	73	310

Income (loss) before (provision) benefit for income taxes	3,324	(5,097)
(Provision) benefit for income taxes	(1,380)	1,804

Net income (loss)	$1,944	$(3,293)

Net income (loss) per common share:
Basic	$0.07	$(0.11)

Diluted	$0.07	$(0.11)

Weighted average number of common shares:
Basic	28,351,872	30,247,568

Diluted	29,428,043	30,247,568

(1) Includes the following amounts related to stock-based compensation:

Cost of product revenues	$129	$176
Cost of professional services revenues	116	163
Research and development	117	162
Sales and marketing	491	1,416
General and administrative	1,359	1,763

Reconciliation of income (loss) before (provision) benefit for income taxes to non-GAAP adjusted net income (2):

Income (loss) before (provision) benefit for income taxes	$3,324	$(5,097)
Add: Amortization of intangibles resulting from acquisitions	5,399	8,679
Adjusted provision for income taxes (3)	(3,512)	(1,624)

Non-GAAP adjusted net income	$5,211	$1,958

Non-GAAP adjusted net income per common share — diluted	$0.18	$0.06

(2)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 40.3% and 45.3% for the three months ended March 31, 2007 and 2008, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2007	2008
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$206,558	$62,366
Accounts receivable, net	52,846	53,097
Inventories	2,089	1,855
Prepaid expenses and other current assets	5,255	7,362
Deferred tax asset, current portion	6,549	6,965
Deferred cost of revenues, current portion	6,793	5,682

Total current assets	280,090	137,327

Deferred tax asset, noncurrent portion	34,154	14,667
Deferred cost of revenues, noncurrent portion	84	238
Restricted cash	4,015	4,015
Property and equipment, net	18,584	28,315
Goodwill and intangible assets, net	168,349	369,299

Total assets	$505,276	$553,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,747	$7,554
Accrued expenses	24,182	23,634
Deferred rent, current portion	160	415
Deferred revenues, current portion	126,600	114,946

Total current liabilities	154,689	146,549

Notes payable, net of debt discount	161,519	161,978
Deferred rent, noncurrent portion	1,469	2,683
Deferred revenues, noncurrent portion	2,925	2,474
Stockholders’ equity:
Common stock, $0.01 par value	292	309
Additional paid-in capital	263,582	322,361
Accumulated deficit	(79,200)	(82,493)

Total stockholders’ equity	184,674	240,177

Total liabilities and stockholders’ equity	$505,276	$553,861

BLACKBOARD INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities
Net income (loss)	$1,944	$(3,293)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax provision (benefit)	883	(1,671)
Excess tax benefits from stock-based compensation	(1,568)	(563)
Amortization of debt discount	211	459
Depreciation and amortization	2,512	3,316
Amortization of intangibles resulting from acquisitions	5,399	8,679
Change in allowance for doubtful accounts	43	30
Noncash stock-based compensation	2,212	3,680
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	11,709	7,842
Inventories	317	234
Prepaid expenses and other current assets	(85)	(1,033)
Deferred cost of revenues	1,234	957
Accounts payable	1,830	457
Accrued expenses	(4,856)	(4,469)
Deferred rent	(106)	1,469
Deferred revenues	(20,788)	(22,149)

Net cash provided by (used in) operating activities	891	(6,055)

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(131,923)
Purchase of property and equipment	(2,417)	(7,944)
Payments for patent enforcement costs	(1,233)	(635)
Purchase of intangible assets	(1,500)	—

Net cash used in investing activities	(5,150)	(140,502)

Cash flows from financing activities
Payments on term loan	(5,000)	—
Payments on letters of credit	(338)	—
Excess tax benefits from stock-based compensation	1,568	563
Proceeds from exercise of stock options	3,134	1,802

Net cash (used in) provided by financing activities	(636)	2,365

Net decrease in cash and cash equivalents	(4,895)	(144,192)
Cash and cash equivalents at beginning of period	30,776	206,558

Cash and cash equivalents at end of period	$25,881	$62,366

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-K dated February 20, 2008, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Millions of people use Blackboard everyday at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia.
Blackboard
Educate. Innovate. Everywhere.™

Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-K filed on February 20, 2008 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of May 7, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 7, 2008.
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